Exhibit 99.1

Quorum Health Corporation Announces Leadership Transition

Robert Fish Appointed Interim Chief Executive Officer

Thomas Miller Retires as President and Chief Executive Officer

BRENTWOOD, Tenn.—(BUSINESS WIRE)—May 21, 2018— Quorum Health Corporation (NYSE: QHC) today announced that the Board of Directors has appointed Robert H. Fish as Interim Chief Executive Officer, effective immediately. Mr. Fish’s appointment follows Thomas D. Miller’s decision to retire from Quorum Health as President, Chief Executive Officer and a director of the Company.

“Since its spin-off in 2016, Quorum Health has made considerable progress to position itself for the future by addressing legacy challenges by among other things, divesting non-core assets to refine its portfolio and reduce debt,” said Terry Allison Rappuhn, Chair of the Quorum Health Board. “As Quorum Health continues to support hospitals and healthcare professionals to better serve patients and deliver quality care, we believe that now is the right time to transition leadership as we focus on strengthening our portfolio and driving operational excellence. With more than 30 years of industry and leadership experience, Bob has a deep understanding of hospitals and is uniquely positioned to help Quorum Health execute our strategy to refine our owned portfolio, while helping hospitals to improve margins and maintain focus on quality, service and community engagement. I have known Bob for more than 15 years and worked with him two previous times. He is a seasoned healthcare executive with a successful track record and the Board is confident that the Company will benefit greatly from having someone of his caliber as Interim CEO.”

Ms. Rappuhn continued, “On behalf of the Board and everyone at Quorum Health, I want to thank Tom and recognize him for his leadership and years of service during a challenging period for the Company following the spin-off from Community Health Systems. Throughout his career, Tom has demonstrated a passion for patient care, physician relationships and treating people the right way. He has much to be proud of, including helping to grow and expand networks and improving the health of the communities he served. We appreciate Tom’s dedication to Quorum Health’s employees and patients and we wish him all the best in the future.”

“I have great respect for Quorum Health as a premier non-urban healthcare provider and for the important role it plays in supporting local hospitals that are often the sole or primary provider of healthcare services in their communities,” said Mr. Fish. “I look forward to working with the Board and management team as we empower healthcare professionals to serve patients and improve our operational execution to enhance shareholder value.”

“It has been a privilege to lead Quorum and I am proud of all that we have accomplished since the spin-off,” said Mr. Miller. “Quorum has a deep bench of talented employees and I look forward to seeing what they can achieve as they continue the Company’s commitment to improving patient safety and quality of care.”

About Robert H. Fish

Mr. Fish has extensive experience in the healthcare industry, including leading operational and business transformations as Chairman, President or CEO of several healthcare companies. Most recently he served as Interim Chief Executive Officer of Millennium Health, LLC from January 2018 to March 2018. He served as CEO of Skilled Healthcare from November 2013 through completion of its combination with FC-GEN in February 2015, when it changed its name to Genesis Healthcare, Inc., which is the country’s largest national provider of post-acute healthcare services. He has served as Chairman of the Board of Directors of Genesis Healthcare since April 2017 and has been a member of the Genesis Board since November 2013.

From 2012 until he joined Skilled Healthcare in 2013, Mr. Fish served as Managing Partner at Sonoma-Seacrest, LLC, a California healthcare firm specializing in strategic planning, performance improvement and merger and acquisition issues. Earlier in his career, he was Regional President and CEO at St. Joseph Health System and President and CEO at Valley Care Health System. He also served as Director, Chairman and CEO at Genesis Health Ventures, a long-term care and institutional pharmacy company.

Mr. Fish currently serves as a member of the Board of Directors of the St. Helena Hospital Foundation, a philanthropic organization. In connection with his role with St. Helena Hospital, Mr. Fish also serves on the Adventist Health regional finance committee. Mr. Fish is a Director at LifeCare Health Services, a private long-term acute hospital company and American Renal Associates, a public dialysis services company. Mr. Fish’s other previous Board positions include Chairman of REACH Medical Holdings, a regional air medical transport company; Coram, Inc., a home infusion provider; and Director at NeighborCare, Inc., a large institutional pharmacy.

Mr. Fish received a Bachelor of Arts degree in Sociology from Whittier College, and a Masters of Public Health degree in Hospital Administration from the University of California, Berkeley.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

general economic and business conditions, both nationally and in the regions in which the Company operates;

risks associated with the Company’s substantial indebtedness, leverage and debt service obligations, including its ability to comply with its debt covenants, including its senior credit facility, as amended;

the Company’s ability to successfully make acquisitions or complete divestitures and the timing thereof, its ability to complete any such acquisitions or divestitures on desired terms or at all, and its ability to realize the intended benefits from any such acquisitions or divestitures;

changes in reimbursement methodologies and rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments, including delays in certain states in which the Company operates;

the extent to which regulatory and economic changes occur in Illinois, where a material portion of the Company’s revenues are concentrated;

demographic changes;

the impact of changes made to the Affordable Care Act, the potential for repeal or additional changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

competition;

changes in medical or other technology;

any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;

the costs associated with terminating the transition services agreements with Community Health Systems, Inc., including the related arbitration proceeding, as well as the additional costs and risks associated with any operational problems, delays in collections from payors, and errors and control issues during the termination and transition process;

the impact of certain outsourcing functions, and the ability of CHS, as provider of the Company’s billing and collection services pursuant to the transition services agreements, to timely and appropriately bill and collect;

the Company’s ability to manage effectively its arrangements with third-party vendors for key non-clinical business functions and services;

the ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;

the effects related to outbreaks of infectious diseases;

the Company’s ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

the impact of seasonal or severe weather conditions or earthquakes;

the Company’s ongoing ability to demonstrate meaningful use of certified EHR technology, including meeting interoperability objectives, and avoid related penalties and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

the efforts of healthcare insurers, providers, large employer groups and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

the failure to comply with governmental regulations;

the Company’s ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be impacted by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

the potential adverse impact of known and unknown government investigations, internal investigations, audits, and federal and state false claims act litigation and other legal proceedings, including the shareholder and creditor litigations against the Company and certain of its officers and threats of litigation, as well as the significant costs and attention from management required to address such matters;

liabilities and other claims asserted against the Company, including self-insured malpractice claims;

the impact of cyber-attacks or security breaches, including, but not limited to, the compromise of the Company’s facilities and confidential patient data, potential harm to patients, remediation and other expenses, potential liability under HIPAA and consumer protection laws, federal and state governmental inquiries, and damage to the Company’s reputation;

the Company’s ability to utilize its income tax loss carryforwards and risks associated with the Tax Cuts and Jobs Act of 2017;

the Company’s ability to maintain certain accreditations at its existing facilities and any future facilities it may acquire;

the success and long-term viability of healthcare insurance exchanges and potential changes to the beneficiary enrollment process;

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

the timing and amount of cash flows related to the California HQAF Program, as well as the potential for retroactive adjustments for prior year payments;

the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

changes in U.S. generally accepted accounting principles, including the impacts of adopting newly issued accounting standards;

the availability and terms of capital to fund acquisitions, replacement facilities or other capital expenditures;

the Company’s ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance;

senior management transition and succession issues, including transition to an interim CEO and a permanent CEO as well as other potential changes in the senior management; and

the other risk factors set forth in the Company’s other public filings with the Securities and Exchange Commission.

Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond its control. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

About Quorum Health Corporation

Quorum Health Corporation is an operator of general acute care hospitals and outpatient services in the United States. Through its subsidiaries, the Company owns, leases or operates a diversified portfolio of 28 affiliated hospitals in rural and mid-sized markets located across 14 states with an aggregate of 2,675 licensed beds. The Company also operates Quorum Health Resources, LLC, a leading hospital management advisory and consulting services business. More information about Quorum Health Corporation can be found at www.quorumhealth.com.

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Source: Quorum Health Corporation

Quorum Health Corporation

Alfred Lumsdaine, 615-371-4936

Executive Vice President and Chief Financial Officer